Exhibit 99.1

CERTIFICATION

I, James F. Warsaw, certify, based on my knowledge, that:

(i)

The compensation committee of Mid-Wisconsin Financial Services, Inc. (which, in the case of Mid-Wisconsin Financial Services, Inc., is the executive committee of the Mid-Wisconsin Financial Services, Inc. board of directors) has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between Mid-Wisconsin Financial Services, Inc. and Treasury and ending with the last day of Mid-Wisconsin Financial Services, Inc.’s fiscal year containing that date (the “Applicable Period”), senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Mid-Wisconsin Financial Services, Inc., and its wholly-owned subsidiary, Mid-Wisconsin Bank (collectively, “Mid-Wisconsin”);

(ii)

The compensation committee of Mid-Wisconsin Financial Services, Inc. has identified and limited during the Applicable Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mid-Wisconsin, and, during that same Applicable Period has identified any features in the employee compensation plans that pose risks to Mid-Wisconsin and has limited those features to ensure that Mid-Wisconsin is not unnecessarily exposed to risks;

(iii)

The compensation committee has reviewed, at least every six months during the Applicable Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Mid-Wisconsin to enhance the compensation of an employee, and has limited any such features;

(iv)

The compensation committee of Mid-Wisconsin Financial Services, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)

The compensation committee of Mid-Wisconsin Financial Services, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)

SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mid-Wisconsin;

(B)

Employee compensation plans that unnecessarily expose Mid-Wisconsin to risks; and

(C)

Employee compensation plans that could encourage the manipulation of reported earnings of Mid-Wisconsin to enhance the compensation of an employee;

(vi)

Mid-Wisconsin has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)

Mid-Wisconsin Financial Services, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of February 20, 2009 (which is the closing date of the agreement between Mid-Wisconsin Financial Services, Inc. and Treasury) or June 15, 2009 and ending with December 31, 2009 (the “TARP Period”);

(viii)

Mid-Wisconsin Financial Services, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the TARP Period;

(ix)

The board of directors of Mid-Wisconsin Financial Services, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA by the later of September 14, 2009 or 90 days after the closing date of the agreement between Mid-Wisconsin Financial Services, Inc. and Treasury; has provided this policy to Treasury and its primary regulatory agency; and Mid-Wisconsin Financial Services, Inc. and its employees have complied with this policy during the Applicable Period; and, pursuant to this policy, any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)

Mid-Wisconsin Financial Services, Inc. will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the TARP Period;

(xi)

Mid-Wisconsin Financial Services, Inc. will disclose the amount, nature, and justification for the offering during the TARP Period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii) of this Certification;

(xii)

Mid-Wisconsin Financial Services, Inc. will disclose whether Mid-Wisconsin Financial Services, Inc., the board of directors of Mid-Wisconsin Financial Services, Inc., or the compensation committee of Mid-Wisconsin Financial Services, Inc. has engaged, during the TARP Period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)

Mid-Wisconsin Financial Services, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the TARP Period;

(xiv)

Mid-Wisconsin Financial Services, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Mid-Wisconsin Financial Services, Inc. and Treasury, including any amendments;

(xv)

Mid-Wisconsin Financial Services, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)

I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both (See, for example, 18 USC 1001).

March 30, 2010

JAMES F. WARSAW

James F. Warsaw

President and Chief Executive Officer

Mid-Wisconsin Financial Services, Inc.